Exhibit 99.1

LIXTE Biotechnology Appoints Sidney Braun

as CEO of its Liora Technologies Europe Ltd. Subsidiary

BOCA RATON, Fla., February 18, 2026 — LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT), a clinical stage pharmaceutical and med-tech company focused on advancing cancer treatments, today announced it has appointed Sidney Braun as Chief Executive Officer of the Company’s Liora Technologies Europe Ltd. subsidiary (“Liora”).

A veteran of the healthcare industry, Braun brings to Liora more than two decades of operational and strategic advisory experience at companies in North America, Europe and Israel. He was instrumental in the creation of Liora and facilitated LIXTE’s acquisition of Liora’s assets in November 2025 from Orbit Capital, Inc.

Over his career, Braun played a key role in building an infusion network for the biologic drug Remicade, which was approved to treat several immune-mediated inflammatory diseases. He also created a physician network in Canada that was sold to Toronto-based AIM Health Group. Braun is multi-lingual and holds degrees in economics and business administration from Fordham University.

“The appointment of Sidney Braun as CEO of Liora is in keeping with our plan to bring Liora’s LiGHT System technology to the forefront of modern cancer treatment and eventually enable LIXTE to pursue a recurring revenue model,” said Geordan Pursglove, CEO of LIXTE. “We welcome Sidney to the LIXTE family and are confident of the contributions he will make to our organization and to advancing and scaling an important technology in cancer treatment.”

“Leadership in breakthrough medical technology is about building viable life-changing systems,” added Braun. “I step into my new role at Liora fully committed to fostering further development in the radiotherapy segment of cancer care to achieve positive patient outcomes and long-term value for LIXTE’s shareholders.”

Liora is pioneering electronically controlled proton therapy systems for treating tumors in various types of cancers. The Company’s proprietary flagship technology, LiGHT System, is believed to provide significant advantages over currently available technologies for treating tumors with proton therapy.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical and med-tech company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that LB-100, its lead compound and first-in-class lead clinical PP2A inhibitor, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on published preclinical data, LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer. It is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s novel approach is covered by a comprehensive patent portfolio, with proof-of-concept clinical trials currently in progress for Ovarian Clear Cell Carcinoma, Metastatic Colon Cancer and Advanced Soft Tissue Sarcoma. Additional information can be found at www.lixte.com.

Through LIXTE’s wholly owned subsidiary, Liora Technologies Europe Ltd., the Company also is pioneering the development of electronically controlled proton therapy systems for treating tumors in various types of cancers. Liora’s proprietary flagship technology, LiGHT System, is believed to provide significant advantages over currently available technologies for treating tumors with proton therapy. Additional information about Liora Technologies can be found at www.lioratechnologies.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements, also including but not limited to, pursuing a recurring revenue model through the Company’s acquired LiGHT system, are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information about LIXTE, contact:

info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962